Exhibit 5.1

JONES DAY

2727 North Harwood Street    •    Dallas, Texas 75201-1515    •    Mailing Address: P.O. Box 660623    •    Dallas, Texas 75266-0623

TELEPHONE: (214) 220-3939    •    FACSIMILE: (214) 969-5100

July 27, 2012

Chuy’s Holdings, Inc.

1623 Toomey Rd.

Austin, Texas 78704

Re:	Registration Statement on Form S-1, as amended (No. 333-176097)
Relating to the Initial Public Offering of up to
6,708,332 shares of Common Stock of Chuy’s Holdings, Inc.

Ladies and Gentlemen:

We are acting as counsel for Chuy’s Holdings, Inc., a Delaware corporation (the “Company”), in connection with the initial public offering and sale by the Company of up to 6,708,332 shares (the “Shares”) of common stock, par value $0.01 per share, pursuant to the Underwriting Agreement, dated July 23, 2012 (the “Underwriting Agreement”), entered into by and among the Company and Jefferies & Company, Inc. and Robert W. Baird & Co. Incorporated, acting as the representatives of the several underwriters named in Schedule A thereto.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based upon the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and delivered pursuant to the Underwriting Agreement against payment of the consideration therefor as provided in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

ALKHOBAR    •    ATLANTA    •    BEIJING     •    BOSTON    •    BRUSSELS    •    CHICAGO    •    CLEVELAND     •    COLUMBUS    •    DALLAS    •    DUBAI

FRANKFURT     •     HONG KONG     •     HOUSTON     •      IRVINE     •     JEDDAH     •     LONDON     •     LOS  ANGELES     •     MADRID     •     MEXICO CITY

MILAN        •        MOSCOW        •         MUNICH        •        NEW DELHI        •        NEW YORK        •        PARIS        •        PITTSBURGH         •        RIYADH SAN DIEGO    •    SAN FRANCISCO    •    SHANGHAI    •    SILICON VALLEY     •    SINGAPORE    •    SYDNEY    •    TAIPEI    •    TOKYO     •    WASHINGTON

JONES DAY

Chuy’s Holdings, Inc.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-1, as amended (No. 333-176097) (the “Registration Statement”), filed by the Company to effect registration of the Shares under the Securities Act of 1933 (the “Act”) and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day